UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2023

VARAGON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-56450	30-1206578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

151 West 42nd Street, 53rd Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-2600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2023, Varagon Capital Corporation (the “Company”) entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $25,000,000 in aggregate principal amount of Series A Senior Notes, Tranche A, due December 21, 2026, with a fixed interest rate of 8.10% per year (the “Tranche A Notes”), and $25,000,000 in aggregate principal amount of Series A Senior Notes, Tranche B, due December 21, 2028, with a fixed interest rate of 8.20% per year (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”), to qualified institutional investors in a private placement. The Notes are guaranteed by VCC Equity Holdings, LLC, a wholly owned subsidiary of the Company.

Interest on the Notes will be payable semi-annually on June 21 and December 21 each year, beginning on June 21, 2024. The Tranche A Notes and the Tranche B Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option prior to September 21, 2026 and September 21, 2027, respectively, at par plus accrued interest to the redemption date and a make-whole premium, and thereafter at par plus accrued interest to the redemption date. In addition, the Company is obligated to offer to prepay the Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of the Company’s status as a BDC within the meaning of the Investment Company Act of 1940, as amended, (iii) a minimum net worth of $288,000,000, (iv) a minimum asset coverage ratio of 1.50 to 1.00, and (v) only for so long as the senior secured revolving credit agreement, dated as of January 31, 2023, by and among the Company, as the borrower, and certain banks and other financial institutions party thereto from time to time as lenders and CIBC BANK USA, as administrative agent, as amended by that certain amendment No. 1 dated as of November 15, 2023 and as may be further amended, restated or otherwise modified from time to time, contains such covenant and other conditions specified in the Note Purchase Agreement, a minimum asset coverage ratio of 2.00 to 1.00 with respect to the consolidated assets (with certain limitations on the contribution of equity in financing subsidiaries as specified therein) of the Company and its subsidiary guarantors to the secured debt of the Company and its subsidiary guarantors.

In addition, in the event that a Below Investment Grade Event (as defined in the Note Purchase Agreement) occurs, the Notes will bear interest at a fixed rate per annum that is 1.00% above the stated rate of the Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Note Purchase Agreement) occurs, the Notes will bear interest at a fixed rate per annum that is 1.50% above the stated rate of the Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Notes will bear interest at a fixed rate per annum that is 2.00% above the stated rate of the Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.

In addition, in the event that an Asset Coverage Ratio Event (as defined in the Note Purchase Agreement) occurs, the Notes will bear interest at a fixed rate per annum that is 1.00% above the stated rate of the Notes from the date of the occurrence of the Asset Coverage Ratio Event to and until the earlier of (i) the date on which the Asset Coverage Ratio Event is no longer continuing, and (ii) the date on which the value of the total assets of the Company and its subsidiaries exceeds $1,000,000,000. The adjustment of the interest rate in the event of an Asset Coverage Ratio Event is not subject to the aggregate 2.00% cap described in the immediately preceding paragraph.

The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Master Note Purchase Agreement, dated December 21, 2023, by and among Varagon Capital Corporation and each of the purchaser listed in the purchaser scheduled thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARAGON CAPITAL CORPORATION

Date: December 21, 2023	By:	/s/ Walter J. Owens
		Name:	Walter J. Owens
		Title:	Chief Executive Officer